Exhibit 99.1

GALES INDUSTRIES
INCORPORATED

Michael A. Gales, Executive
Chairman

631-968-5000, ext. 124

GALES INDUSTRIES INCORPORATED'S AIR INDUSTRIES UNIT WINS UP TO 5-YEAR GOVERNMENT
               CONTRACT FOR BLACKHAWK HELICOPTER SAFETY EQUIPMENT
                    Deal Potentially Worth Over $1.8 Million

BAY SHORE, NY, June 29, 2006 - Gales Industries Incorporated (OTC BB: GLDS), a leading operating/holding and management services integrator group within the aerospace and defense industries, today announced the award of a prospectively five-year contract for support tube assemblies between its subsidiary, Air Industries Machining Corporation, and the US Government's Defense Supply Center, located in Richmond, Virginia. The contract consists of a base year, and four option years, with a maximum value of over $1.8 million. Initial year production estimates are in the high six figures.

This source-controlled item is primarily used on the Sikorsky Blackhawk helicopter, which is seeing extensive action with the US Army in the Iraq War, and worldwide. It is also used on the Blackhawk derivatives that are supporting the US Navy, US Coast Guard, and the US Air Force.

Based on its long history of supplying this item to Sikorsky Aircraft, and its submission of an approved Technical Data Package, Air Industries has been pre-qualified by the US Government as a source of supply for this item.

Gales' President and CEO Peter Rettaliata commented, "Historically, the government has exceeded production estimates on similar indefinite quantity contracts and, as a condition of contract award, Air Industries has agreed to support all `surge and sustainment' requirements of the US government during the period of performance."

Gales' Executive Chairman Michael Gales noted, "We are most gratified at the expanding role of Air Industries among the Blackhawk family of rotary-wing platforms and our premiere role as a supplier of flight safety components."

Since going public in November 2005, Gales has secured several contracts, approximating $7 million including the extension of the exclusive Strategic Spares Alliance (SSA) between its subsidiary, Air Industries Machining Corp., and Northrop Grumman Corporation, and for the drag brace assemblies and retract fitting assemblies on the main landing gear for the Lockheed US Marine Corps' F-35 JSF Short Take Off and Vertical Landing Aircraft (STOVL) as well as follow-on contracts for similar drag braces for the F-35 Conventional Take Off and Landing Aircraft (CTOL) to be deployed by the US Air Force and numerous other allied countries' air forces.


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ABOUT GALES INDUSTRIES INCORPORATED

Gales' strategy and attendant tactical plan is to execute consolidation among Tier III and IV aerospace/defense subcontractors. Gales offers a tailored exit or management continuity strategy in exchange for qualified acquisitions, and targets technically superior organizations in the $15-100 million annual sales range. Gales is an operating/holding and management services integrator group within the aerospace/defense fields, focusing on manufacturing, technical services and strategic product distribution opportunities.

Certain matters discussed in this press release are `forward-looking statements' intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company's statements regarding trends in the marketplace and potential future results are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including, but not limited to, the timing of projects due to the variability in size, scope and duration of projects, estimates made by management with respect to the Company's critical accounting policies, regulatory delays, and other factors, including general economic conditions, not within the Company's control. The factors discussed herein and expressed from time to time in the Company's filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstance.

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